Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

DRIVEN DELIVERIES, INC.,
GR ACQUISITION, INC.,
AND
GANJARUNNER, INC., INC.

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of June 21, 2019, among:

Driven Deliveries, Inc., a Delaware corporation (“Parent”);

GR Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“GRA”); and

Ganjarunner, Inc., a California corporation (“GR”) and Global Wellness, LLC, a California limited liability company (“GW”) (collectively, Ganjarunner, Inc. and Global Wellness are hereinafter collectively referred to as “GR/GW”).

RECITALS

A.
Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (“DGCL”) and California Corporations Code (“CCC”), Parent, GRA, and GR intend to enter into a business combination transaction (the “Merger”).

B.
The Board of Directors of Parent took the following actions:

determined the Merger is consistent with the long-term business strategy of Parent, and in the best interests of Parent and its stockholders;

approved this Agreement (and all other transactions contemplated by it); and

adopted a resolution declaring the Merger advisable.

C.
The Board of Directors of GRA took the following actions:

determined the Merger is consistent with and in furtherance of the long-term business strategy of GRA and fair to, and in the best interests of, GRA and its stockholders;

approved this Agreement (and all other transactions contemplated by it);

adopted a resolution declaring the Merger advisable; and

determined to recommend that the stockholders of GRA adopt this Agreement.

D.
The Board of Directors of GR took the following actions:

determined the Merger is consistent with and in furtherance of the long-term business strategy of GR and fair to, and in the best interests of, GR and its stockholders;

approved this Agreement (and all other transactions contemplated by it);

adopted a resolution declaring the Merger advisable; and

determined to recommend the stockholders of GR adopt this Agreement.

The Managing Members of GW took the following actions:

determined the Merger is consistent with and in furtherance of the long-term business strategy of GW and fair to, and in the best interests of, GW and its member;

approved this Agreement (and all other transactions contemplated by it);

adopted a resolution declaring the Merger advisable; and

determined to recommend the members of GR adopt this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.
THE MERGER

1. The Merger. At the Effective Date (as defined in Section 1.2 ) and pursuant to the terms and conditions of this Agreement and the applicable provisions of the DGCL and CCC, GR/GW shall merge with GRA (the “Merger”), the separate existence of GR/GW shall cease and GRA shall continue as the surviving entity as a wholly-owned subsidiary of Parent. The surviving company after the Merger is sometimes referred to hereinafter as the “Surviving Company”, which shall be a wholly-owned subsidiary of Parent.

2. Effective Date. This Agreement shall be binding from the date first written above. Unless this Agreement is earlier terminated pursuant to Article VII hereof, the closing of the Merger and the other transactions contemplated by this Agreement (the “Closing”) will take place at Parent’s offices on June 29, 2019, or such other time and date to be specified by the parties. The date upon which the Closing actually occurs is herein referred to as the “Effective Date.” On the Effective Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in the form attached as Exhibit A hereto or like instrument (a “Delaware Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL and filing a Certificate of Merger in the form attached as Exhibit B hereto or like instrument (a “California Certificate of Merger”) with the California Secretary of State, in accordance with the relevant provisions of the CCC (the time at which the Merger has become fully effective (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) is referred to herein as the “Effective Date”).

3. Effect of the Merger.

(a)
At the Effective Date, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date, except as provided herein, all the property, rights, privileges, powers and franchises of GR and GW shall vest in the Surviving Company, and all debts and liabilities of GR and GW shall become the debts, liabilities and duties of the Surviving Company, including but not limited to any liability for taxes due any agency or regulatory authority, any liability resulting from any litigation or dispute, and any obligation to defend any litigation or dispute, arising from past or prospective operations of GR and/or GW.

(b)
Prior to or at the Effective Date, the properties and assets of GR and GW will be free and clear of any and all encumbrances, charges, claims, equitable interests, liens, options, pledges, security interests, mortgages, rights of first refusal or restrictions of any kind and nature (collectively, the “Encumbrances”), except for GR/GW’s material liabilities, accounts payable, debts, adverse claims, duties, responsibilities and obligations of every kind or nature, whether accrued or unaccrued, known or unknown, direct or indirect, absolute, contingent, liquidated or unliquidated and whether arising under, pursuant to or in connection with any contract, tort, strict liability or otherwise (collectively the “Liabilities”).

4. Certificate of Formation; Operating Agreement. From and after the Effective Date and until further amended in accordance with applicable law, the Articles of Incorporation of GRA as in effect immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Company.

5. GRA Board of Directors and Management.

(a)
Unless otherwise determined by Parent and GRA prior to the Effective Date, the Board of Directors of GRA immediately prior to the Effective Date shall be the Board of Directors of the Surviving Company at and after the Effective Date, each to hold the office of a Director of the Surviving Company in accordance with the provisions of the NRS and the Articles of Incorporation of the Surviving Company until their successors are duly elected and qualified.

(b)
Unless otherwise determined by Parent and GRA prior to the Effective Date, the officers of GRA immediately prior to the Effective Date shall be the officers of the Surviving Company at and after the Effective Date, each to hold office in accordance with the provisions of the Articles of Incorporation of the Surviving Company.

6. Merger Consideration. Subject to the terms and conditions of this Agreement, at the Effective Date, by virtue of the merger (and without any further action by Parent, GRA, GR and GW, or the holders of any of the securities of such entities), the following consideration shall be exchanged:

(a)
Deliverable by Parent to GR/GW Founders (i.e. Eric Steele, Carla Baumgartner, Henry Suarez and Chris Haas).

(i)
Parent will make a cash payments to the GR/GW Founders (in the manner such GW Founders shall designate in writing) as follows:

(a)
Cash payment in the aggregate amount of $150,000 on the Effective Date;

(b)
Cash payment in the amount of $150,000 on or before June 28, 2019 contingent on (i) the achievement of a signature compliance rate of at least 75% of deliveries during the period between the Effective Date and June 28, 2019;. For each 1% percent below 75%, there will be a purchase price holdback of $2,000, which amount will be paid once compliance for 75% of deliveries is accomplished. The holdbacks will be reviewed at the 15th and end of the following month through Onfleet software to evaluate whether the 75% compliance rate has been achieved.

(c)
Cash payment in the amount of $150,000 on or before July 31, 2019 contingent on (i) the achievement of a signature compliance rate of at least 85% of deliveries during the month of July 2019. For each 1% percent below 85%, there will be a purchase price holdback of $2,000. The holdbacks will be reviewed at the 15th and end of the following month through Onfleet software to evaluate whether the 85% compliance rate has been achieved.

(d)
Cash payment in the aggregate amount of $350,000 at the earlier to occur of (i) the end of the 6th month following the Effective Date or (ii) Parent closing on a raise of at least $2,000,000 in a new round of equity investment following the Effective Date;

(e)
Cash payment in the aggregate amount of $300,000 at the end of the 24th month following the Effective Date;

(f)
The foregoing amounts shall accelerate and become immediately payable upon a “change of control” of Parent or GRA. For these purposes, a “change of control” shall be defined as the acquisition by an unrelated third-party of an equity interest in excess of 51% in Parent.

(ii)
Parent shall deliver shares of Parent common stock to the GR/GW Founders (in the manner such Founders shall designate in writing) as follows:

(a)
1,000,000 shares at the Effective Date;

(b)
An additional 2,000,000 shares at the end of the 12th month following the Effective Date;

(c)
An additional 2,000,000 shares at the end of the 24th month following the Effective Date;

(d)
Delivery of shares pursuant to Paragraph (b), above shall be subject to Surviving Company recognizing actual gross revenues of $4,500,000 during the first 12 months following the Effective Date. In the event gross revenues are less than or greater than that $4,500,000 for such period, the number of shares to be delivered will be reduced or increased proportionately;

(e)
Delivery of shares pursuant to Paragraph (c), above shall be subject to the Surviving Company recognizing actual gross revenues of $6,000,000 during the second 12 months following the Effective Date. In the event gross revenues are less than or greater than $6,000,000 for such period, the number of shares to be delivered will be reduced or increased proportionately;

(f)
For the purposes of subparagraph (d) and (e), above, gross revenues shall be defined as all revenue attributable to Driven Deliveries, Inc. including revenues from future acquisitions

(g)
Notwithstanding the foregoing, in the event Parent does not provide to the Surviving Company within 60 days of the Effective Date a non-retail storefront delivery license or permit located in a municipality within Los Angeles County from which the Surviving Company can legally and actually operate, which license or permit the Surviving Company is able to utilize to engage in compliant delivery sales in and around the City of Los Angeles, then the trigger dates for the issuance of shares pursuant to paragraphs (b) and (c), above, may at the option of the GR Founders be deferred for the period beyond 60 days from the Effective Date it takes for Driven to provide the Surviving Company with a non-storefront delivery license and location within Los Angeles County from which the Surviving Company can legally and actually operate to engage in compliant delivery sales in and around the City of Los Angeles. In the event that Parent does not satisfy this condition within six (6) months of the Effective Date, meaning that Parent has not provided to the Surviving Company within 6 months of the Effective Date a license and location in Los Angeles County from which the Surviving Company can make deliveries in and around the City of Los Angeles, then the Founders will each have the option to either receive the full blocks of 2 million shares contemplated by sections 1.6(a)(ii)(b) and 1.6(a)(ii)(c) to which they are entitled, on the respective time frames set forth therein, at the end of months 12 and 24, without regard to the revenue target numbers set forth in Sections 1.6(a)(ii)(d) or (e), or to continue to defer the date for share issuance for up to one year, provided the respective Founder’s contract of employment is extended for another two-year term.

(b)
Deliverable by GR/GW to Parent and GRA.

(i)  At the Effective Date, subject to the terms and conditions of this Agreement, by virtue of the Merger and without any action on the part of Parent, GRA, GR and GW or the holders of any of the following securities, the following shall occur:

(a)
Ownership of GR Stock. At the Effective Date, GR shall simultaneously cancel all of its issued and outstanding shares and 1,000 shares of GR common stock shall be issued to Parent which shall comprise 100% of the then issued and outstanding stock of GR.

(b)
Ownership of GW Membership Interests. At the Effective Date, GW shall take action to vest 100% of its membership interests in GRA, which shall comprise 100% ownership of GW.

(c)
 Cancellation of Current GR/GW Securities. At the Effective Date, all shares of GR stock and GW membership interest outstanding prior to the Effective Date shall be cancelled.

(d)
Inventory. Notwithstanding the foregoing, all current on hand inventory shall remain with GRA.

(c)
Net Working Capital. At the Effective Date, $35,000 of the funds maintained in GWA’s bank account with Wells Fargo will be payable immediately to GR Founders in the aggregate, to be divided between Steele, Haas and Baumgartner. Parent will provide all necessary operating capital to GRA immediately upon the Effective Date and thereafter. Parent will pay in full within 60 days of Effective Date, GR/GWA credit card ending in 2305.

7. Rights of GR/GW Security Holders.

(a)
On the Effective Date, all rights of GR/GW security holders shall terminate and any GR/GW securities which were outstanding prior to the Effective Date shall be cancelled without any further action on the part of any party. In any matters relating to such GR/GW security ownership, GRA and Parent may rely conclusively upon the records maintained by GR/GW containing the names and addresses of the holders of record of GR/GW securities on the Effective Date.

8.   No Further Ownership Rights in GR/GW. The delivery of the Merger Consideration by Parent and GRA in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to the holders of securities of GR/GW. After the Effective Date, there shall be no further registration of transfers on the records of GR/GW securities which were outstanding immediately prior to the Effective Date. If, after the Effective Date, any evidence of ownership of GR/GW securities are presented to Surviving Company for any reason, they shall be cancelled as provided in this ARTICLE I.

9. Tax Treatment. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations (the “Regulations”). Both prior to and after the Closing, each party's books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reverse triangular merger under Section 368(a)(2)(E) of the Code (and comparable provisions of any applicable state or local laws), except to the extent the Merger is determined in a final administrative or judicial decision not to qualify as a reorganization within the meaning of Code Section 368(a).

10.
Reserved.

11.
Taking of Necessary Action; Further Action. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company (and/or its successor in interest) with full right, title and possession to all assets, property, rights, privileges, powers and franchises of GR and GW, the officers and directors of Parent and the Surviving Company shall be fully authorized (in the name of GR, GW and otherwise) to take all such necessary action.

II.
REPRESENTATIONS AND WARRANTIES OF GR AND GW

Except as set forth in the schedules attached hereto, each of GR and GW, jointly and severally hereby represent and warrant to GRA and Parent that the statements contained in this ARTICLE II are true and correct.

1.
Organization, Qualification and Subsidiaries. GR is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. GW is a limited liability company duly organized, validly existing and in good standing under the laws of its state of formation. Neither GR nor GW has any subsidiaries and does not have an equity interest in any other firm, partnership, association or other entity. As of the Effective Date, GR/GW is duly qualified to transact business in the State of California and is in good standing under the applicable laws thereof.

2.
Authorization, Enforcement. GR/GW has the requisite power and authority to conduct its business as presently conducted and to enter into and to consummate the Merger. The execution and delivery of this Agreement by GR/GW and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of GR/GW and no further consent or action is required by GR/GW, other than the Required Approvals (as defined in Section 3.2 below) and the approval of GR’s stockholders, GW’s members and the approval of the stockholders of GRA of the Merger and the amendments to their respective certificates/articles of incorporation and/or Certificate of Formation (the “Approvals”). This Agreement, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of GR/GW enforceable against GR/GW in accordance with its terms, subject to the Approvals, applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar applicable laws affecting creditors’ rights and remedies generally and general principles of equity.

3.
No Conflicts. The execution, delivery and performance of this Agreement by GR/GW and the consummation by GR/GW of the Merger do not and will not: (i) conflict with or violate any provision of GR’s Certificate of Incorporation or By-Laws or GW’s Certificate of Formation or Operating Agreement, or (ii) subject to obtaining the Approvals and the filing with the Secretary of State of its state of incorporation/formation of a Certificate of Merger (collectively, the “Required Approvals”), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing GR/GW debt or otherwise) or other understanding to which GR/GW is a party or by which any material property or asset of GR/GW is bound or affected, or (iii) result in a violation of any known applicable law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which GR/GW is subject (including state securities laws and regulations), or by which any material property or asset of GR/GW is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate (a) materially and adversely affect the legality, validity or enforceability of the Merger, (b) have or result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of GR/GW, taken as a whole, or (c) materially and adversely impair GR/GW’s ability to perform fully on a timely basis its obligations under this Agreement (any of (a), (b) or (c), a “GR/GW Material Adverse Effect”).

4.
Filings, Consents and Approvals. Other than as detailed in Schedule 2.4 hereto, GR/GW is not aware that it is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by GR/GW of this Agreement, other than the Required Approvals. Notwithstanding the foregoing, Parent and GRA acknowledge that they must receive permission from the Bureau of Cannabis Control and City of Sacramento to be added as owners and/or financial interest holders on the delivery license held by GR, and this is neither a condition of closing or a duty of GR/GW, but will be the responsibility of GRA and Parent post-Effective Date, with the cooperation of Founders.

5.
Capitalization. As of the date of this Agreement and as of immediately before the Effective Date, GR/GW’s outstanding capital is as set forth on Schedule 2.5. Except as described in Schedule 2.6, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or exchangeable for, or giving any Person any right to subscribe for or acquire, any interest in GR/GW, or contracts, commitments, understandings or arrangements by which GR/GW is or may become bound to issue additional interest in GR/GW or rights convertible or exchangeable into any interest in GR/GW.

6.
Contracts and Commitments.

a)
Schedule 2.6 hereto lists the following agreements, whether oral or written, to which GR/GW is a party, which are currently in effect, and which relate to the operation of GR/GW’s business:

b)
collective bargaining agreement or contract with any labor union;

c)
contract, agreement or understanding relating to the voting of GR stock or GW membership interests or the election of the Board of Directors or Managing Members, as the case may be;

d)
lease or agreement under which GR/GW is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $50,000;

e)
other agreement which is either material to GR/GW’s business or was not entered into in the ordinary course of business.

To GR/GW’s knowledge:

a)
GR/GW has performed all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in Schedule 2.6 hereto and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption;

b)
GR/GW has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and

c)
GR/GW has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

7.
Affiliate Transactions. Except as set forth in Schedule 2.7 hereto, and other than pursuant to this Agreement, no officer, Director, or Managing Member of GR/GW, or any member of the immediate family of any such officer, Director, or Managing Member ,or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent (5%) of the stock of which is beneficially owned by any of such persons) (collectively “GR/GW Insiders”), has any agreement with GR/GW (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of GR/GW (other than ownership of securities of GR/GW). Except as set forth on Schedule 2.7, GR/GW is not indebted to any GR/GW Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no GR/GW Insider is indebted to GR/GW (except for cash advances for ordinary business expenses). None of the GR/GW Insiders has any direct or indirect interest in any competitor, supplier or customer of GR/GW or in any person, firm or entity from whom or to whom GR/GW leases any property, or in any other person, firm or entity with whom GR/GW transacts business of any nature. For purposes of this Section 2.7 the stockholders of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

8.
 Financial Statements. Each of GR and GW have provided Parent and GRA with financial statements for the period ending March 31, 2019. The financial statements of GR/GW, together with the related notes thereto, present fairly, in all material respects, the financial position of GR/GW as of the dates specified and the results of its operations and changes in financial position for the periods covered thereby. Such audited financial statements and related notes were prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) throughout the period indicated except as may be disclosed in the notes thereto. Except as required to be set forth in such financial statements, or on Schedule 2.8, GR/GW has no material liabilities of any kind, whether accrued, absolute, contingent or otherwise or entered into any material transactions or commitments.

9.
Taxes. GR/GW has filed, on a timely basis, each Federal, state and local Tax Returns which are required to be filed by it, or has requested an extension therefore, and has paid all Taxes and all related assessments, penalties and interest shown on such tax returns to the extent that the same have become due and are not being contested in good faith.

10.
 Litigation. Other than as set forth on Schedule 2.10, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of GR/GW, threatened against or affecting GR/GW or its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) materially adversely affects or challenges the legality, validity or enforceability of this Agreement or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in an GR/GW Material Adverse Effect. GR/GW is not nor has it ever been the subject of any Action involving a claim of violation of or liability under federal or state securities laws. There has not been, and to the knowledge of GR/GW, there is not pending or contemplated, any investigation by the SEC or any other governmental authority involving GR/GW.

11.
Compliance. GR/GW is not:

a)
in violation of its Articles of Incorporation or by-laws or Articles of Formation or Operating Agreement;

b)
in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by GR/GW under), nor has GR/GW received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), which default or violation would have or result in an GR/GW Material Adverse Effect; or

c)
in violation of any order of any court, arbitrator or governmental body.

12.
Regulatory Permits. GR/GW has not received any notice of proceedings relating to the revocation or modification of any Permit. Following the Merger, Parent will be ultimately responsible for compliance with State and local regulations with respect to all licenses and permits held by GR/GW.

13.
Properties. GR/GW does not own any real property in fee simple. GR/GW has good and marketable title to all other property (personal, tangible and intangible) owned by it, free and clear of all security interests, liens and encumbrances, except those that:

a)
do not materially interfere with the use made of such property by GR/GW;

b)
for such imperfections of title and encumbrances that would not have an GR/GW Material Adverse Effect; or

c)
for liens that are not yet due and payable.

14.
Intellectual Property. To the extent it has filed applications for intellectual property protection, GR/GW owns all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of GR/GW business (collectively, the “Intangibles”), except to the extent that the failure to own or possess adequate rights to such Intangibles would not have an GR/GW Material Adverse Effect. To its the knowledge, GR/GW has not infringed upon the rights of others with respect to the Intangibles and GR/GW has not received written notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any written notice of conflict with the asserted rights of others with respect to the Intangibles, which infringement or conflict, if the subject of an unfavorable decision, would have an GR/GW Material Adverse Effect.

15.
Insurance. The insurance policies owned and maintained by GR/GW that are material to GR/GW are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that GR/GW is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and GR/GW has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

16.
No Undisclosed Liabilities. Except as reflected in the balance sheet(s) of March 31, 2019 (the “GR/GW Balance Sheets”) contained in the audited and reviewed financial statements referenced in Section 2.9, or as otherwise disclosed on Schedule 2.16, GR/GW has no material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise except liabilities which have arisen after the date of the GR/GW Balance Sheets in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

17.
Environmental Matters. None of the operations of GR/GW involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

18.
Material Changes. Except for this Merger Transaction and such other transactions as are set forth on Schedule 2.18, since the date of the GR/GW Balance Sheet:

a)
there has been no event, occurrence or development that has had an GR/GW Material Adverse Effect;

b)
GR/GW has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in GR/GW financial statements pursuant to GAAP;

c)
GR/GW has not altered its method of accounting or the identity of its auditors;

d)
Other than as disclosed in Schedule 2.18(d) hereto, GR/GW has not declared or made any dividend or distribution of cash or other property to its security holders except nominal payments in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any stock except consistent with prior practice; and

e)
GR/GW has not issued any securities to any officer, director, member or affiliate, except pursuant the conversion or exercise of outstanding GR/GW securities.

19.
Full Disclosure. The representations and warranties of GR/GW contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are believed in good faith to be true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which GR/GW has knowledge that has not been disclosed to Parent pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a GR/GW Material Adverse Effect or materially adversely affect the ability of GR/GW to consummate in a timely manner the transactions contemplated hereby.

III.
REPRESENTATIONS AND WARRANTIES
OF PARENT AND GRA

Each of Parent and GRA, jointly and severally, hereby represents and warrants to GR and GW that the statements contained in this ARTICLE III are true and correct.

1.
Organization of Parent and GRA.

a)
Each of Parent and GRA is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. As used in this Agreement, the term “Parent Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Parent and GRA as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement; provided, however, that any adverse change, event or effect that is demonstrated to be caused primarily by the conditions generally affecting the United States economy shall be deemed not to be a Parent Material Adverse Effect.

b)
Parent has delivered or made available to GR/GW a true and correct copy of the Articles of Incorporation and Bylaws of each of Parent and GRA, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor GRA is in violation of any of the provisions of any of its governing instruments.

2.
Capital Structure. As of the date of this Agreement, the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock of which there were 40,875,014 shares issued and outstanding as of April 11, 2019 and 15,000,000 shares of preferred stock, none of which were shares issued and outstanding as of April 11, 2019. All outstanding shares of Parent and GRA are duly authorized, validly issued, fully paid and nonassessable, were issued in compliance with applicable securities laws and are not subject to preemptive rights created by statute, the Certificate/Articles of Incorporation or Bylaws of Parent and GRA, respectively or any agreement or document to which Parent or GRA is a party or by which it is bound.
3.
Obligations With Respect to Capital Stock. Other than as set forth on Schedule 3.3, there are no equity securities, partnership interests or similar ownership interests of any class of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. There are no equity securities, partnership interests or similar ownership interests of any class of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding.
4.
Authority.

a)
Each of Parent and GRA has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary company action on the part of each of Parent and GRA, subject only to the adoption of this Agreement by GRA’s Board of Directors and the filing and recordation of the Certificate of Merger pursuant to the DGCL or CCC, as the case may be. This Agreement has been duly executed and delivered by each of Parent and GRA and, assuming the due authorization, execution and delivery by GR/GW, constitutes the valid and binding obligation of each of Parent and GRA, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws and general principles of equity.

b)
The execution and delivery of this Agreement by each of Parent and GRA, do not, and the performance of this Agreement by each of Parent and GRA, will not:

1.
conflict with or violate the Articles of Incorporation or Bylaws of Parent, or the Certificate of Incorporation or Bylaws of GRA, respectively, (collectively, the “Parent Charter Documents”);

2.
subject to compliance with the requirements set forth in Section 3.4(d) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or GRA, respectively, or by which its or any of their respective properties is bound or affected; or

3.
result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of, Parent's or GRA' rights or alter the rights or obligations of any third party under, or to Parent's knowledge, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or GRA, respectively, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of Parent or GRA is a party or by which Parent or GRA, or any of their respective properties are bound or affected.

c)
Other than as listed in Schedule 3.4(c), no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to any of Parent or GRA in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for:

1.
the filing of the Certificate of Merger with the Secretaries of State of Delaware and California, respectively;

2.
such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and;

3.
such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect.

5.
Parent SEC Filings; Parent Financial Statements.

(a)
The Parent has filed all forms, reports and documents required to be filed with the SEC. All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that the Parent may file subsequent to the date hereof) are collectively referred to herein as the “Parent SEC Reports”. As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)
Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the “Parent Financials”), including any Parent SEC Reports filed after the date hereof until the Closing, as of their respective dates:

(i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto;

(ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and

(iii) fairly presented the financial position of the Parent at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

The balance sheet of the Parent as of December 31, 2018 is hereinafter referred to as the “Parent Balance Sheet.” Except as disclosed in the Parent Financials, the Parent does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent, except liabilities (i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board, has participated in or otherwise aided the preparation of, or audited, any financial statements, supporting schedules or other financial data filed by the Parent with the SEC.

6.
Absence of Certain Changes or Events.  Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as contemplated by this Agreement, since the date of the Parent Balance Sheet, Parent has conducted business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been:

a)
any change that individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect;

b)
any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or GRA, whether or not covered by insurance;

c)
any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby;

d)
any event that would constitute a violation of Section 4.1 or Section 4.2 hereof, if such event occurred after the date of this Agreement and prior to the Effective Date; or

e)
any change by Parent in accounting principles, practices or methods.

7.
No Undisclosed Liabilities. Except as reflected in the Parent Financials or as otherwise disclosed on Schedule 3.7, Parent has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except liabilities which have arisen after the date of the Parent Financials in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim, or lawsuit).

8.
Tax Matters. The Parent timely filed all required Tax Returns with the appropriate Taxing Authorities before the Effective Date. These Tax Returns were true, correct, and complete in all material respects. No extension is in effect for Parent with respect to the filing of any Tax Return, the payment of any Taxes, or any limitation period regarding the assessment or collection of any Taxes. Parent has paid in full all Taxes which have become due and payable on or before the Effective Date (whether or not shown on any Tax Return). Adequate reserves and accruals have been established to provide for the payment of all Taxes which are not yet due and payable with respect to the Parent through the Effective Date. There are no liens for Taxes upon Parent or GRA or any of their properties or assets except for Taxes not yet due and payable. Neither Parent nor GRA has any liability for the Taxes of any other person under Treasury Regulation Section 1.502-6 (or similar provisions of state, local or foreign tax law), as a transferee or successor, by contract, or otherwise. Parent does not have pending any ruling requests filed by it or on its behalf with any Taxing Authority and is not a party to any closing agreement described in Internal Revenue Code Section 7121 (or similar provisions of state, local or foreign law). No deficiency or proposed adjustment for any amount of Tax has been proposed, asserted, assessed or reassessed (as may be applicable) by any Taxing Authority against Parent that has not been paid, settled or otherwise resolved. There is no action, suit, claim, examination, investigation, proceeding or audit now pending, proposed or threatened against Parent with respect to any Taxes. Parent has not been notified by any Taxing Authority that any issues have been raised with respect to any Tax Return. No claim has been made within the past five (5) calendar years by any Taxing Authority in a jurisdiction where Parent did not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Neither Parent nor GRA is an “investment company” within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

As used in this Agreement, “Tax” means any federal, state, province, local or foreign income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, estimated, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, capital stock, social security (or similar), unemployment, disability, severance, stamp, gains, registration, value added, occupation, premium, real property, personal property, profits, windfall profits, environmental, alternative or add-on minimum taxes, custom duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority whether disputed or not.

As used in this Agreement, “Tax Return” is defined as any return, declaration, report, claim for refund, information return, statement or other document (including any related or supporting information, schedule, attachment and any amendment thereof) filed or required to be filed with any federal, state, province, local or foreign governmental entity or other authority (a “Taxing Authority”) in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

9.
Contracts and Commitments.

a)
Other than as disclosed in the Parent’s filings with the U. S. Securities and Exchange Commission, Schedule 3.9 hereto lists the following agreements, whether oral or written, to which Parent or GRA is a party, which are currently in effect, and which relate to the operation of Parent’s business, or where applicable, the business of GRA:

1.
collective bargaining agreement or contract with any labor union;

2.
bonus, pension, profit sharing, retirement or other form of deferred compensation plan;

3.
hospitalization insurance or other welfare benefit plan or practice, whether formal or informal;

4.
stock purchase or stock option plan;

5.
contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person;

6.
confidentiality agreement;

7.
contract, agreement or understanding relating to the voting of Parent Common Stock or the election of directors of Parent;

8.
agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Parent or GRA;

9.
guaranty of any obligation for borrowed money or otherwise;

10.
lease or agreement under which Parent or GRA is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $25,000;

11.
lease or agreement under which Parent or GRA is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $25,000;

12.
contract which prohibits Parent or GRA from freely engaging in business anywhere in the world;

13.
license agreement or agreement providing for the payment or receipt of royalties or other compensation by Parent or GRA in connection with any intellectual property rights;

14.
contract or commitment for capital expenditures in excess of $50,000;

15.
agreement for the sale of any capital asset;

16.
contract with GRA any affiliate thereof which in any way relates to Parent (other than for employment on customary terms); or

17.
other agreement which is either material to Parent’s business or was not entered into in the ordinary course of business.

b)
To Parent’s knowledge, Parent and GRA has performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in Schedule 3.9 hereto and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption, Parent and GRA, where applicable, have no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption, and Parent has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

10.
Ongoing Parent Support. Additionally, Parent will provide adequate financial support for marketing and other operating costs needed to support GRA’s growth such that the revenue targets set forth herein and in mutually-agreed budgets to be developed by the parties are reasonably attainable. Parent agrees that it will take no actions, either before or after the Effective Date, that might frustrate GR’s ability to meet the revenue targets set forth herein. The scope and quantification of the Parent’s financial support commitment shall be as detailed in the business plan.

11.
Compliance; Permits; Restrictions.

a)
Neither Parent nor GRA is in conflict with, or in default or violation of:

(i)
any law, rule, regulation, order, judgment or decree applicable to Parent or GRA or by which it or any of its properties are bound or affected; or

(ii)
any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or GRA is a party or by which Parent or GRA or its or any of their respective properties is bound or affected except for those conflicts, defaults or violations which would not be reasonably expected to have a Parent Material Adverse Effect.

(b)
To the knowledge of Parent, no investigation or review by any Governmental Entity is pending or threatened against Parent or GRA, nor has any Governmental Entity indicated in writing an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon Parent or GRA which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or GRA, any acquisition of material property by Parent or GRA or the conduct of business by Parent as currently conducted.

(c)
Parent and GRA hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are necessary to the conduct of the business of Parent except those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, (collectively, the “Parent Permits”). Parent and GRA are in compliance in all material respects with the terms of the Parent Permits.

12.
Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, including derivative suits brought by or on behalf of Parent, or as to which Parent or GRA has received any written notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or GRA seeking to delay, limit or enjoin the transactions contemplated by this Agreement or which might reasonably be expected to have a Parent Material Adverse Effect.

13.
Brokers' and Finders' Fees. Neither Parent nor GRA has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

14.
Employees.

(a)
GRA does not now have, nor has it ever had at any time, any employees.

(b)
Except as otherwise set forth in Schedule 3.14, or as contemplated by this Agreement, to the knowledge of Parent, neither any executive employee of Parent nor any group of Parent’s employees has any plans to terminate his, her or its employment.

(c)
Parent has no material labor relations problem pending and its labor relations are satisfactory.

(d)
There are no workers’ compensation claims pending against Parent nor is Parent aware of any facts that would give rise to such a claim.

(e)
To the knowledge of Parent, no employee of Parent is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Parent.

(f)
No employee or former employee of Parent has any claim with respect to any intellectual property rights of Parent.

15.
Affiliate Transactions. Except as set forth in the Parent’s filings with the U.S. Securities and Exchange Commission or in Schedule 3.15 hereto, and other than pursuant to this Agreement, no officer, director or employee of Parent, GRA or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively “Parent Insiders”), has any agreement with Parent (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Parent (other than ownership of capital stock of Parent). Parent is not indebted to any Parent Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Parent Insider is indebted to Parent) except for cash advances for ordinary business expenses, in each case in an amount less than $1,000). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of Parent or in any person, firm or entity from whom or to whom Parent leases any property, or in any other person, firm or entity with whom Parent transacts business of any nature. For purposes of this Section 3.15, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents and children of such officer, director or employee.

16.
Books and Records. The books of account, minute books, stock record books, and other records of Parent and GRA have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. At the Closing, all of Parent’s records will be in the possession of Parent.

17.
Real Property. Neither Parent nor GRA owns any real property. Schedule 3.17 contains an accurate list of all leaseholds and other interests of Parent and GRA in any real property. Parent and GRA have good and valid title to those leaseholds and other interests free and clear of all liens and encumbrances, and the real property to which those leasehold and other interests pertain constitutes the only real property used in Parent’s business.

18.
Insurance. The insurance policies owned and maintained by Parent that are material to Parent are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Parent is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and Parent has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

19.
Environmental Matters. None of the operations of Parent or GRA involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

20.
Absence of Liens and Encumbrances. Each of Parent and GRA has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens and encumbrances except:

(a)
as reflected in the Parent Financial Statements;

(b) for liens for taxes not yet due and payable; and

(c) for such imperfections of title and encumbrances, if any, which would not be reasonably expected to have a Parent Material Adverse Effect.

21.
Board Approval. The Board of Directors of Parent and GRA:

(a)
determined that the Merger is fair to, advisable and in the best interests of it and its stockholders or members;
(b)
approved the Merger Consideration; and

(c)
duly approved the Merger, this Agreement and the transactions contemplated hereby.

22.
Reserved.

23.
Disclosed Information. None of the information supplied or to be supplied by Parent or GRA, or any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

24.
Investigations and Inquiries. Nether Parent, GRA nor any of its respective directors, officers or managing members is the subject of any investigation, inquiry or proceeding before the Securities Exchange Commission or any state securities commission or administrative agency.

25.
Foreign Corrupt Practices. Neither the Parent nor GRA, nor to the Parent’s knowledge, any director, officer, managing member, agent, employee or other Person acting on behalf of the Parent has, in the course of its actions for, or on behalf of, the Parent or GRA:

(a)
used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity;
(b)
made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds;
(c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or
(d)
made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

26.
Sarbanes-Oxley Act. Other than as set forth on Schedule 3.26, the Parent is either in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof or any elements of non-compliance.

27.
Patriot Act. To the extent applicable, both the Parent and GRA are in compliance, in all material respects, with the following federal laws:

(a)
Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto; and

(b)
Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

28.
Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Parent and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Parent in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Parent Material Adverse Effect.

29.
Investment Company Status. Neither Parent nor the GRA is, nor upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

30.
Full Disclosure. The representations and warranties of Parent and GRA contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Parent has knowledge that has not been disclosed to GR/GW pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Parent or GRA or materially adversely affect the ability of Parent or GRA to consummate in a timely manner the transactions contemplated hereby.

IV.
CONDUCT PRIOR TO THE EFFECTIVE DATE

1.
Conduct of Business by the Parties. During the period from the date of execution of this Agreement (“Execution Date”) and continuing until the earlier of the termination of this Agreement pursuant to ARTICLE VII or the Effective Date, except as contemplated by this Agreement or the transactions contemplated hereby and thereby, each of GR, GW, GRA and Parent shall conduct their respective businesses in the ordinary course and in substantial compliance (except as stated elsewhere in this Agreement) with all applicable laws and regulations, pay their respective debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to:

(a)
preserve intact their present business organization;
(b)
keep available the services of each of their present officers and key employees, respectively; and

(c)
preserve to the best of their ability their relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

2.
Covenants of GR and GW. Except as disclosed in Schedule 4.2 hereto, permitted by the terms of this Agreement or the transactions contemplated hereby and thereby, during the period from the Execution Date and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Date, GR and GW shall not:

(a)
amend the GR or GW Articles of Incorporation or Articles of Formation, as the case may be (other than as provided herein);

(b)
split, combine or reclassify its outstanding stock;

(c)
declare, set aside or pay any dividend payable in cash, stock or property in respect of any stock;

(d)
conduct its business, other than in the ordinary course consistent with past practices;

(e)
issue any stock or any options, warrants or other rights to subscribe for or purchase any stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any securities of GR or GW; or

(f)
directly or indirectly redeem, purchase, sell or otherwise acquire any securities of GR or GW.

V.
ADDITIONAL AGREEMENTS

1.
Due Diligence and Access.

(a) From and after the date of this Letter, each Party will authorize its management to allow the other Party and such other Party's advisors access to its personnel, facilities, contracts, books, and records, in each case to the extent relating to its participation in the transaction, for the purpose of conducting such other Party's due diligence with respect to the transaction, subject to the Confidentiality Agreement between the Parties.

(b) The Parties will have until June 27, 2019 (the “Due Diligence Completion Date”) to complete their respective due diligence regarding the transaction.

(c) In carrying out its due diligence pursuant to hereto, (i) Parent agrees that it will direct all requests for any information concerning GGA/GW and/or their affiliates to Chris Haas, (ii) GR/GW agrees that it will direct all requests for any information concerning Parent and/or its affiliates to Brian Hayek; and (iii) neither Party will make any inquiries of any other parties and/or their affiliates' customers, suppliers, lenders, employees or other service providers with respect to the other Party or the transaction without the prior written consent of the other Party's Diligence Contact (which consent may be withheld for any reason or no reason at all in the sole discretion of the other Party).

2. Public Disclosure; Securities Law Filings. Parent and GR/GW will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. In addition, Parent and GR/GW agree to cooperate in the preparation and filing of all filings required by applicable securities laws, including, without limitation, the Merger Form 8-K (as defined in Section 6.1 below), periodic and other reports required by Section 13 of the Exchange Act, and information required by Section 14(f) of the Exchange Act, including Rule 14f-1 promulgated thereunder.

3. Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

4. Commercially Reasonable Efforts; Notification.

(a)
Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including to accomplish the following:

(i)
causing the conditions precedent set forth in ARTICLE IV to be satisfied;

(ii)
obtaining all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from any federal, state, local or foreign governmental authority (collectively, “Governmental Entities” and each a “Governmental Entity”);

(iii)
making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any);

(iv)
avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement;

(v)
obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement;

(vi)
defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and

(vii)
executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b)
Parent shall give prompt notice to GR/GW upon becoming aware that any representation or warranty made by it or GRA contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or GRA to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(c)
GR/GW shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of GR/GW to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

5. Third Party Consents. On or before the Effective Date, Parent, GRA and GR/GW will each use commercially reasonable efforts to obtain any consents, waivers and approvals under any of its respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.
6. GR Stockholders’ Written Consent; GW Members Written Consent; Materials to Stockholders and Members.

(a)
GR/GW shall use commercially reasonable efforts to obtain, in lieu of holding a stockholders or members meeting, the written consent of the number of GR/GW stockholders or members necessary under its Certificate of Incorporation, By-Laws, Certificate of Formation, Operating Agreement and the CCC to approve this agreement and the Merger.

7. Indemnification. GRA and Parent shall advance defense costs (or provide a defense), and indemnify each of the Founders for all claims, losses, expenses, liabilities, attorneys fees, fees, investigation and judgments, arising from (a) any lawsuit, investigation or other challenge made to the enforceability of this Agreement or the Merger by Driven’s shareholder’s or federal regulators, as well as for (b) any services provided by the Founders to GRA and Parent following the Merger pursuant to any employment agreement.

8. Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, except as a result of a fraud, or a material misstatement or omission hereunder, perpetrated by any party to this agreement, or their respective successors or affiliates, no party shall have any liability to any other party hereunder from and after the Effective Date except pursuant to this Agreement or any other agreement which specifically provides that it will survive or be effective after the Effective Date.

9. Failure to Fulfill Conditions. In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

10.
Notification of Certain Matters. On or prior to the Effective Date, each party shall give prompt notice to the other party of the following:

(a)
the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date; and
(b)
any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

11.
Access to Information. Each of GR, GW, Parent and GRA shall afford to the other and the other's accountants, counsel, financial advisors and other representatives reasonable access during normal business hours throughout the period prior to the Effective Date to all properties, books, contracts, commitments and records (including, but not limited to, tax returns) of it and, during such period, shall furnish promptly:

(a)
a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or filed by it during such period with the SEC in connection with the transactions contemplated by this Agreement or which may have a Parent Material Adverse Effect or GR/GW Material Adverse Effect on it; and

(b)
such other information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger.

All non-public documents and information furnished to any of GR, GW, Parent or GRA, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received, and shall be held by the recipient, in confidence.

VI.
CONDITIONS TO THE MERGER

1.
Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger, and the Closing taking place, shall be subject to the satisfaction at or prior to the Effective Date of the following conditions, any of which may be waived if waived in writing by both Parent and GR/GW:

(a)
Due Diligence. No party shall have advised any other party prior to the Due Diligence Completion Date that it is unsatisfied with any due diligence matter.

(b)
Business Plan. The parties shall have agreed on a written Business Plan, including but not limited to (a) the hiring of GR’s current employees and incorporation of their benefits packages, including employment agreements for Jason Gloria, Sebastian Siverand and Cisco Rico with the combined businesses, (b) agreement as to GR Founder’s management role with respect to GR’s ongoing business, (c) the budget for GRA and financial contributions and support to be provided by Parent, and (d) overall business growth strategy.

(c) Employment Agreements. Chris Haas, Carla Baumgartner and Eric Steele shall have each entered into mutually-acceptable employment agreements with Parent.

(d)
Strategy. The parties shall develop a written and mutually agreeable strategy and timeline for Parent securing by acquisition or otherwise, a license or permit within Los Angeles County that would provide a suitable location for GR to complete compliant deliveries in and around the City of Los Angeles.

(e)
Bonus Structure. The parties develop a framework with milestones and triggers for bonuses and additional compensation for management based upon agreed metrics, including but not limited to GR’s performance and the generation of new affiliate agreements for Driven, as well as a change of control of Driven or GRA.

(f)
Parent Default. The parties develop an agreed framework for GR to remit back to its Founders certain assets, including its non-storefront retail license and technology platform, should Parent undergo a catastrophic failure or default in any of its required payments of stock or cash payable to such Founders pursuant to this Agreement.

(g)
Burbank License. The parties develop an agreed framework for additional compensation in the form of Parent shares and/or cash if the Burbank City Council votes to allow GR to operate from within the City of Burbank.

(g)
GR Legal Fees. Parent shall have reimbursed GR for its legal fees incurred following the execution of a Letter of Intent in an amount not to exceed $25,000 (or have paid Chernis Law Group P.C. directly for those fees incurred).

(h)
No Prohibitive Change of Law. Other than Federal legislation relating to the sale of cannabis, there shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(i)
Reserved.

(j)
Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(k)
Schedules. Each of the parties hereto shall have delivered to each other complete and accurate Schedules to this Agreement and such Schedules shall have been approved by the recipient.

(l)
Exhibits. The parties shall mutually agree upon the form and substance of all the Exhibits to this Agreement and the appropriate signatories thereto shall have executed and delivered each such document.

(m)
Officers’ Certificate. Each party shall have furnished to the other a certificate of its Chief Executive Officer dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the conditions set forth in Section 6.2(a) and 6.2(b) or 6.3(a) and 6.3(b) (as applicable) have been fulfilled and are true and correct.

(n)
Readiness of the Form 8-K. The Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by GR/GW, and such other information (including financial statements) that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC (“Merger Form 8-K”) shall be, in the opinion of the parties, in a form reasonably acceptable for filing with the SEC immediately following the Closing. The Merger Form 8-K will be prepared by counsel for Parent, subject to review by the Parent’s counsel. Notwithstanding the foregoing, GR/GW and its counsel are not making any representations concerning compliance of the Merger Form 8-K with securities laws and assume no liability or responsibility therefor.

2. Additional Conditions to Obligations of GR/GW. The obligation of GR/GW to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any of which may be waived, in writing, exclusively by GR/GW:

(a)
Representations and Warranties. The representations and warranties of Parent and GRA set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as if made on and as of the Effective Date (except to the extent any such representation and warranty expressly speaks only as of an earlier date) and GR/GW shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect.

(b)
Agreements and Covenants. Each of Parent and GRA shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Date, and GR/GW shall have received a certificate to such effect signed on behalf of each of Parent and GRA by an authorized officer of GR/GW.
(c) Consents and Approvals. Parent and GRA shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Parent’s or GRA’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Parent or any license, franchise or permit of or affecting Parent or GRA. Notwithstanding the foregoing, this condition does not apply to Parent or GRA receiving permission from the Bureau of Cannabis Control and City of Sacramento to be added as owners and/or financial interest holders on the delivery license held by GR.
(d)
No Closing Material Adverse Effect. Since the date hereof, there has not occurred a Parent Material Adverse Effect. For purposes of the preceding sentence and Section the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Parent Material Adverse Effect:

(i)
any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any stockholder litigation or threat of stockholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein unless GR/GW shall conclude that it has or could have a Parent Material Adverse Effect on the Parent and the Surviving Corporation, taken as a whole; and

(ii) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy.

(e)
Other Agreements and Resignations. Each of the officers and directors of GR/GW immediately prior to the Effective Date shall deliver duly executed resignations from their positions with each such applicable corporation immediately upon the Effective Date.

(f)
Compliance with Securities Law Requirements. Parent shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by Section 13 of the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by GR/GW in connection therewith.

3.
Additional Conditions to the Obligations of Parent and GRA. The obligations of Parent and GRA to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)
Representations and Warranties. The representations and warranties of GR and GW set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as if made on and as of the Effective Date (except to the extent any such representation and warranty expressly speaks only as of an earlier date or to the extent such representation and warranty is no longer true on account of transactions contemplated by this Agreement) and Parent shall have received a certificate signed on behalf of GR and GW by their respective Presidents of GR and GW to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, an GR/GW Material Adverse Effect.

(c)
Agreements and Covenants. GR and GW shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Date, and Parent shall have received certificates to such effect signed on behalf of each of GR and GW by authorized officers of each respective company.
(d)
Receipt and Approval of GR and GW Audited Financial Statements. Parent and GRA shall have received and approved financial statements of GR and GW for the period ended December 31, 2018 and 2017 and unaudited financial statements for the period ended March 31, 2019 (June 30, 2019 if the transaction closes after August 15, 2019, audited (with respect to any annual statements) and reviewed (with respect to any interim financial statements) by a PCAOB-registered auditor within 60 days of the Effective Date.

(e)
Reserved.

(e)
Resignation of GR and GW Officers and Directors. The Officers and Directors of each of GR and GW shall have tendered their resignations from their respective offices to be effective at the Closing.

(f)
 No Closing Material Adverse Effect. Since the date hereof, there shall not have occurred an GR/GW Material Adverse Effect. For purposes of the preceding sentence and Section 6.3(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute an GR/GW Material Adverse Effect:

(i)
any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any stockholder litigation or threat of stockholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein unless GR/GW shall conclude that it has or could have an GR/GW Material Adverse Effect on GR/GW and the Surviving Company, taken as a whole; and

(ii)
any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy, or by conditions generally affecting the biotechnology or pharmaceutical industries.

ARTICLE VII
TERMINATION, AMENDMENT, DEFAULT AND WAIVER

1.
Termination. This Agreement may be terminated at any time prior to the Effective Date, whether before or after the requisite approval of the stockholders and members of GR/GW:

(a)
by mutual written consent duly authorized by the Boards of Director of Parent and GR/GW; or

(b)
by either Parent or GR/GW if the Merger shall not have been consummated by June 30, 2019 (such date, being the “Outside Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of, or resulted in the failure of, the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement; or

(c)
by either Parent or GR/GW if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and non-appealable or any law, order, rule or regulation is in effect or is adopted or issued, which has the effect of prohibiting the Merger; or

(d)
by Parent, on the one hand, or GR/GW, on the other, if any condition to the obligation of any such party to consummate the Merger set forth in Sections 6.1 and 6.2 (in the case of GR/GW) or 6.3 (in the case of Parent) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the failure of such condition is not the result of a breach of this Agreement by the party seeking to terminate this Agreement.

(e)
by GR/GW if any representation and warranty of Parent and GRA set forth in Article III is determined to be false or inaccurate.

2. Damages on Default. In the event (subject to any adjustments detailed in this Agreement), Parent fails to deliver any element of the Merger Consideration within ten (10) business days of the applicable due date, (a) interest at a rate of ten percent (10%) per annum shall be applied to the amount of any past due cash payment and (b) interest at a rate of ten percent (10%) per annum based upon the value of any share consideration (calculated at the market closing price of the shares as of the due date for such delivery), until fully paid. In the event (a) Parent fails to make a required payment of Merger Consideration which goes uncured for a period of six (6) months from the date it is due, or (b) Parent materially fails to provide adequate financial support to GRA as provided for in section III.10 during the period of time when any portion of the Merger Consideration is still outstanding, then the Founders shall have the right, but not the obligation to re-purchase any cannabis-related licenses and permits held by GR prior to the Effective Date for their then fair market value. If the parties are unable to negotiate a mutually-agreed re-purchase price in good faith or through mediation, then they will appoint a mutually-agreed third-party valuation expert to determine such fair market value.

3. Fees and Expenses. Except as otherwise set forth in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the Merger is consummated. As used in this Agreement, “Expenses” shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the Merger and the other transactions contemplated hereby.

4. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Date; provided, however, that, after the approval and adoption of this Agreement by the stockholders/members of GR/GW, there shall not be any amendment that by applicable law requires further approval by the stockholders/members of GR/GW without the further approval of such stockholders/members. This Agreement may not be amended by the parties hereto except by execution of an instrument in writing signed on behalf of each of Parent, GR/GW and GRA.

5. Extension; Waiver. At any time prior to the Effective Date, any party hereto may, to the extent legally allowed:

(a)
extend the time for the performance of any of the obligations or other acts of the other parties hereto;

(b)
waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and

(c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.

Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

VIII
GENERAL PROVISIONS

1.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)
if to Parent or GRA (prior to Closing):

Driven Deliveries, Inc.
5710 Kearny Villa Road, Ste 205
San Diego, CA 92123

Attn: Brian Hayek, President
Phone: (833) 378-6420

With a copy to:

Robert L. B. Diener
41 Ulua Place
Haiku, HI 96708
Phone: (808) 573-6163
Fax: (310) 362-8887

(b)
if to GR/GW or GR/GW (prior to Closing):

Chris Haas, CEO
1512 Gardena Avenue
Glendale, CA 91204

With a copy to:

Michael Chernis, Esq.
Chernis Law Group, P.C.
2425 Olympic Blvd. Suite 4000-W
Santa Monica, CA 90405
Phone: (310) 566-4388
Fax: (310) 382-2541

2. Interpretation.

(a)
When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

(b)
For purposes of this Agreement, the term “knowledge” means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter.

(c)
For purposes of this Agreement, the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(d)
For purposes of this Agreement, an “agreement,” “arrangement,” “contract,” “commitment” or “plan” shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

3.
Counterparts; Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format or other electronic data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.
Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Eric Steele, Carla Baumgartner, Henry Suarez and Chris Haas are third party beneficiaries of this Agreement. Nothing in this Agreement is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.
Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.
Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which t they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

7.
Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in San Diego, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.
Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.
Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.
Waiver of Jury Trial. EACH OF PARENT, GRA, GR AND GW HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, GRA, GR AND GW IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

11.
Survival of Representations and Warranties. The respective representations, warranties, obligations, agreements and promises of the parties contained in this Agreement and in any exhibit, schedule, certificate or other document delivered pursuant to this Agreement, shall survive for a period of one year following the Effective Date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

DRIVEN DELIVERIES, INC.

By:
Name:                      ___________________
Title:           ___________________

GR ACQUISITION, INC.

By:
Name:                      ___________________
Title:           ___________________

GLOBAL WELLNESS ALLIANCE, LLC

By:
Name:                      ___________________
Title:           ___________________

GANJARUNNER, INC.

By:
Name:                      ___________________
Title:           ___________________